Exhibit 4.4

SUBORDINATION AND PRIORITY AGREEMENT

This Subordination and Priority Agreement (this “Agreement”) is entered into effective as of April 19, 2011, among CITIBANK, N.A., a national banking association in its capacity as beneficiary under the First Lien Credit Deed of Trust (“First Lien Credit Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national association in its capacity as beneficiary under the Second Lien Indenture Deed of Trust (“Second Lien Indenture Agent”), CITIBANK, N.A., a national banking association in its capacity as beneficiary under the First Lien Indenture Deed of Trust (“First Lien Indenture Agent”), TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (“TCEH”) and any Subsidiary Grantor named on the signature pages attached hereto. Capitalized terms defined herein are set forth in this preamble paragraph or on Exhibit A attached hereto.

RECITALS:

A. Subsidiary Grantor executed and delivered (1) to First Lien Credit Agent that certain First Lien Credit Deed of Trust, (2) to Second Lien Indenture Agent that certain Second Lien Indenture Deed of Trust, and (3) to First Lien Indenture Agent that certain First Lien Indenture Deed of Trust.

B. The Deeds of Trust encumber the property indentified on Exhibit B attached hereto.

C. The First Lien Credit Agent and the First Lien Indenture Agent, and TCEH and related parties, among others, are parties to the First Lien Intercreditor Agreement, and the First Lien Credit Agent, the Second Lien Indenture Agent, the First Lien Indenture Agent, and TCEH and related parties, among others, are parties to the Second Lien Intercreditor Agreement, pursuant to such documents the parties hereto have established certain priorities with respect to collateral under their respective financing documents.

D. The First Lien Credit Agent, the Second Lien Indenture Agent, and the First Lien Indenture Agent have entered into this Agreement to establish the priority of the First Lien Credit Deed of Trust, the Second Lien Indenture Deed of Trust, and the First Lien Indenture Deed of Trust among each other and consistent with the Intercreditor Agreements, and TCEH and the Subsidiary Grantor have executed this Agreement to give effect to such agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and acknowledge as follows:

1. Lien Priority. Notwithstanding the actual order of recording of the First Lien Credit Deed of Trust, the Second Lien Indenture Deed of Trust, and the First Lien Indenture Deed of Trust, or anything to the contrary therein, the parties agree that, as among the First Lien Credit Agent, the Second Lien Indenture Agent, and the First Lien Indenture Agent, the order of priority of the Deeds of Trust will be as follows:

[Project Name] -                  County

1

(a) First, the First Lien Credit Deed of Trust and the First Lien Indenture Deed of Trust shall be of the same first-lien priority and such liens under the First Lien Credit Deed of Trust and the First Lien Indenture Deed of Trust, as applicable, with respect to the property secured thereunder shall be ranked on a pari passu basis.

(b) Second, the Second Lien Indenture Deed of Trust shall be junior and subordinate in all respects to the First Lien Credit Deed of Trust and the First Lien Indenture Deed of Trust.

2. Subordination. In accordance with the Intercreditor Agreements, and in order to give effect to the order of priority set forth in Section 1:

(a) First Lien Credit Agent agrees that its liens under the First Lien Credit Deed of Trust shall be of equal priority with the liens established in favor of First Lien Indenture Agent under the First Lien Indenture Deed of Trust.

(b) Second Lien Indenture Agent subordinates its liens under the Second Lien Indenture Deed of Trust to the liens established in favor of the First Lien Credit Agent under the First Lien Credit Deed of Trust and the First Lien Indenture Agent under the First Lien Indenture Deed of Trust.

3. Binding Effect; Governing Law. This Agreement shall be binding on the parties hereto, and their respective successors and assigns. This Agreement shall be governed by the laws of the State of Texas.

4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute a single document.

[Remainder of page intentionally left blank.]

[Project Name] -                  County

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Executed as of the date first above written.

FIRST LIEN CREDIT AGENT:

CITIBANK, N.A., in its capacity as beneficiary under the First Lien Credit Deed of Trust

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

This Subordination and Priority Agreement was executed before me on         , 2011, by                     ,                      of Citibank, N.A., on behalf of such national banking association.

Notary Public, State of

My Commission Expires:

Signature Page to

Subordination and Priority Agreement

SECOND LIEN INDENTURE AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as beneficiary under the Second Lien Indenture Deed of Trust

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

This Subordination and Priority Agreement was executed before me on         , 2011, by                     ,                      of The Bank of New York Mellon Trust Company, N.A., on behalf of such national association.

Notary Public, State of

My Commission Expires:

Signature Page to

Subordination and Priority Agreement

FIRST LIEN INDENTURE AGENT:

CITIBANK, N.A., in its capacity as beneficiary under the First Lien Indenture Deed of Trust

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

This Subordination and Priority Agreement was executed before me on         , 2011, by                     ,                      of Citibank, N.A., on behalf of such national banking association.

Notary Public, State of
My Commission Expires:

Signature Page to

Subordination and Priority Agreement

TCEH:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

This Subordination and Priority Agreement was executed before me on         , 2011, by                     ,                      of Texas Competitive Electric Holdings Company LLC, on behalf of such limited liability company.

Notary Public, State of

My Commission Expires:

Signature Page to

Subordination and Priority Agreement

SUBSIDARY GRANTOR:

[ADD PROPERTY OWNER(S)], a

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This Subordination and Priority Agreement was executed before me on             , 2011, by                     ,                      of                     , on behalf of such                             .

Notary Public, State of

My Commission Expires:

Signature Page to

Subordination and Priority Agreement

EXHIBIT A

DEFINED TERMS

“Deed of Trust” means any of the First Lien Credit Deed of Trust, First Lien Indenture Deed of Trust, and Second Lien Indenture Deed of Trust individually, and “Deeds of Trust” means all the Deeds of Trust collectively.

“First Lien Credit Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of                     , and recorded in the real property records of                      County, Texas at                      [and in the real property records of                      County, Texas at                     ], as amended and supplemented to date and from time to time.

“First Lien Indenture Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of even date of this Agreement, and to be recorded immediately prior to this Agreement in the real property records of                      County, Texas [and in the real property records of                      County, Texas], as amended and supplemented to date and from time to time.

“First Lien Intercreditor Agreement” means that certain Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 10, 2007 (as amended and restated as of August 7, 2009 and as further amended and supplemented as of the date hereof), among the Issuers, the Guarantors, Citibank, N.A., as Administrative Agent, the Collateral Agent, and the Secured Commodity Hedge Counterparties (as such terms are defined therein).

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Second Lien Indenture Deed of Trust” means that certain Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of                     , and recorded in the real property records of                      County, Texas at                      [and in the real property records of                      County, Texas at                     ], as amended and supplemented to date and from time to time.

“Second Lien Intercreditor Agreement” means that certain Second Lien Intercreditor Agreement, dated as of October 6, 2010 (as amended and supplemented as of the date hereof), among the Issuers, the Guarantors, Citibank, N.A., as Senior Collateral Agent and as Administrative Agent, The Bank of New York Mellon Trust Company, N.A., as Initial Second Priority Representative, and each additional Second Priority Representative and Senior Representative (as such terms are defined therein) that from time to time becomes a party thereto.

“Subsidiary Grantor” means, individually and collectively, any grantor under any Deed of Trust.

A-1

EXHIBIT B

PROPERTY ENCUMBERED

B-1